Exhibit 10.4

[Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments to this exhibit have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.]

ASSET MANAGEMENT AGREEMENT

This ASSET MANAGEMENT AGREEMENT (this “Agreement”), effective July 21, 2025 (the “Effective Date”), is entered into by and between FG Nexus LLC (the “Client”), and Galaxy Digital Capital Management LP (the “Asset Manager” and, together with the Client, the “Parties”).

WHEREAS, the Client wishes to appoint the Asset Manager to manage certain assets of the Client; and

WHEREAS, the Asset Manager wishes to be appointed by the Client for such purposes, subject to and in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to be bound on the terms and conditions set forth below:

1. Appointment of the Asset Manager; Authority. The Client hereby appoints the Asset Manager to provide discretionary investment management services with respect to the assets (the “Account Assets”) maintained from time to time in the accounts or cryptocurrency “wallets” identified in Schedule A attached hereto (as amended from time to time, collectively, the “Account”) maintained with one or more custodian(s) or cryptocurrency wallet providers acceptable to the Asset Manager, provided that only cryptocurrency wallets controlled by the Client, to which the Asset Manager has trade-only access, shall be permitted (collectively, the “Custodian”). The Asset Manager hereby accepts its appointment and agrees to provide such asset management services upon the terms and conditions set forth herein. The Client agrees that the Asset Manager may provide the services under this Agreement via affiliates of the Asset Manager (“Asset Manager Affiliates”). As used herein, “affiliate” means, with respect to a Party, any entity controlling, controlled by or under common control with such Party; where “control” in this context means the legal, beneficial, or equitable ownership, directly or indirectly, of ownership interest in such entity sufficient to elect a majority of the board of directors (or equivalent governing body) of such entity. The Client and the Asset Manager understand and agree that changes to Schedule A may be made from time to time following the date of execution of this Agreement by mutual agreement of the Parties. The Client acknowledges that the Account Assets may constitute only a part of the assets of the Client, and that the Asset Manager may act without regard to or consideration of any other assets that may from time to time be held by the Client and shall have no responsibility, duty or liability with respect to any assets not Account Assets.

2. Authority of Asset Manager.

(a) Generally. The Asset Manager (and, where applicable, any Asset Manager Affiliate) shall have sole responsibility and authority with respect to the discretionary investment management of the Account Assets and, as herein provided, shall from time to time direct the investment and reinvestment of such assets in the Account. Subject to the Investment Guidelines set forth in Schedule B, the Asset Manager (and, where applicable, any Asset Manager Affiliate) shall have full power and authority to:

(i) enter into all transactions and other undertakings that the Asset Manager may in its discretion deem necessary or advisable to carry out its investment decisions, including but not limited to the ability to buy, sell, exchange, convert, swap, stake, redeem, and otherwise trade in Ether tokens (“ETH”), and any other digital assets that are expressly approved by each of the Asset Manager and the Client in writing;

(ii) make all investment decisions in respect of the Account Assets and the Account in accordance with the Investment Guidelines set forth in Schedule B;

(iii) purchase, acquire, hold, invest, reinvest, sell, stake, redeem or dispose of, or otherwise trade in any assets which constitute or will constitute all or any portion of the Account Assets, and place orders with respect to, and arrange for any of the foregoing;

(iv) select custodians, brokers, dealers, cryptocurrency wallet providers, staking and restaking service providers and other intermediaries, exchanges and counterparties, which may or may not be affiliated with the Asset Manager, as may be necessary to execute transactions as described above and any other transactions contemplated herein, and open accounts in the name, or for the benefit, of the Client with such selected custodians, brokers, dealers, cryptocurrency wallet providers, staking and restaking service providers and other intermediaries, exchanges and counterparties, and to pay reasonable fees and charges applicable to transactions in the Account, including custodial fees, bank service fees, brokerage commissions and brokerage transaction costs, clearing and settlement fees, interest and withholding or transfer taxes incurred in connection with trading for the Account (all such fees and charges, collectively, “Transaction Expenses”);

(v) instruct the Custodian to deliver an asset sold, exchanged or otherwise disposed of by the Account in exchange for cash and to deliver cash to pay for assets delivered to the Custodian that were acquired by the Account;

(vi) instruct the Custodian to exercise or abstain from exercising any option, privilege or right held in the Account;

(vii) monitor the correct collection of income on the Account Assets by the Custodian;

(viii) execute, in the name and on behalf of Client, all such documents and take all such other actions which Asset Manager, in its reasonable discretion, deems requisite, appropriate or advisable to carry out its duties hereunder;

(ix) to engage such independent agents, administrators, subadvisors, attorneys and accountants as the Asset Manager may deem necessary or advisable for the Account Assets, and to pay on behalf of the Client all reasonable and documented fees incurred thereby, including reasonable and documented legal and accounting fees and disbursements, commissions, banking, brokerage, registration and private placement fees, and transfer, capital and other taxes, duties and costs incurred in connection with the making of investments by the Client in Account transactions (collectively, the “Account Expenses”); and

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(x) take any other action with respect to property in the Account as necessary or desirable to carry out its obligations under this Agreement, in its reasonable discretion (except that the Asset Manager is not authorized to withdraw any money or other property from the Account either in the name of the Client or otherwise, except as expressly described herein).

The foregoing authority shall remain in full force and effect until expressly revoked by the Client in writing to the Asset Manager or the termination of this Agreement as provided herein. Revocation shall not affect transactions entered into prior to such revocation.

(b) Power of Attorney. In furtherance of the authority set forth in paragraph (a) above, the Client hereby designates and appoints the Asset Manager as its agent and attorney-in-fact, with full power and authority and without further approval of the Client, in the Client’s name, place and stead, to (i) negotiate, make, execute, sign, acknowledge, swear to, deliver, record and file any agreements, documents or instruments which may be considered necessary or desirable by the Asset Manager to carry out fully the provisions of this Agreement and (ii) to perform all other acts contemplated by this Agreement or necessary or advisable to carry out its duties hereunder (subject at all times, however, to each and all of the limitations and stipulations set forth herein and in the Investment Guidelines set forth in Schedule B). Because this limited power of attorney shall be deemed to be coupled with an interest, it shall be irrevocable during the Term and survive and not be affected by the Client’s insolvency or dissolution. However, this limited power of attorney will become revocable upon the expiration of such interest and, therefore, this limited power of attorney will terminate upon termination of this Agreement in accordance with Section 12 of this Agreement.

(c) Compliance with Investment Guidelines. The Client acknowledges and agrees that the compliance with the Investment Guidelines set forth in Schedule B, including, without limitation, compliance with sector and industry weights of the Account, as applicable, shall be determined in accordance with the Asset Manager’s internal systems. Reasonable interpretations of the investment objectives made in good faith by the Asset Manager shall be binding upon the Parties. The Client understands and agrees that the Asset Manager does not guarantee or represent that any investment objectives will be achieved. In the event of any breach of the Investment Guidelines set forth in Schedule B, the Asset Manager shall seek to return the Account to compliance with the Investment Guidelines set forth in Schedule B as soon as reasonably practicable. The Client and the Asset Manager understand and agree that (i) changes to Schedule B may be made from time to time following the date of execution of this Agreement by mutual agreement of the Parties and (ii) the Asset Manager may obtain the approval of the Client from time to time for exceptions from the Investment Guidelines in accordance with procedures mutually agreed between the Asset Manager and Client.

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(d) The Asset Manager acknowledges and agrees that, in managing the Account and the Account Assets, it shall act as a fiduciary to the Client, and accordingly, Asset Manager shall perform its duties and obligations under this Agreement with the care, skill, prudence, and diligence under the circumstances then-prevailing that a reasonable and prudent professional manager acting in a similar capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims (“Good Industry Practices”).

3. Custody of Assets.

(a) Assets held by Custodian. All Account Assets shall be held in cryptocurrency wallets established and controlled by the Client, to which the Asset Manager has trade-only access. Title to the Account and all Account Assets shall be held in the name of the Client, provided that for convenience in buying, selling and exchanging assets, title to such assets may be held in the name of the Custodian, or its nominee, or the street name of the Client’s Custodian. The Asset Manager does not have any authority to, and shall not take any actions which would cause the Asset Manager to, take or have possession or “custody” within the meaning of Rule 206(4)-2 promulgated under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of any cash, securities or any other assets of the Client. Neither the Asset Manager nor any of its affiliates shall take physical custody or possession of or handle any cash, mortgages or deeds of trust, or other indicia of ownership of any of the Account Assets.

(b) Expenses of the Custodian; No Liability. The Client shall pay all charges, fees and expenses of the Custodian and any sub-custodian(s). The fees charged to the Client by the Custodian are part of the Transaction Expenses and are therefore exclusive of, and in addition to, the management fees and other charges, discussed herein.

4. Proper Instructions.

(a) All instructions communicated hereunder to the Asset Manager from the Client shall be made in writing and transmitted to the Asset Manager by persons properly authorized by the Client. Any such communication appropriately indicating that it reflects action or instruction by the Client may be so accepted by the Asset Manager and the Asset Manager shall have no obligation to inquire further with respect thereto and shall be fully protected in relying and acting upon the writing so indicating the action or instruction of the Client.

(b) The Client shall provide the Asset Manager with a list of authorized persons and their specimen signatures from whom the Asset Manager may accept written day to day instructions, confirmations or authority under this Agreement (“Proper Instructions”) and the Asset Manager shall be fully protected in relying on such list until notified in writing by the Client to the contrary. As of the date of this Agreement, the Client’s list of authorized persons and their specimen signatures are as set forth in Schedule D attached hereto. Proper Instructions may be sent via email, Adobe’s Portable Document Format (“PDF”) or other electronic transmission.

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5. Management Fees; Account Expenses.

(a) As compensation for the Asset Manager’s services rendered hereunder, the Client shall pay the management fees described in Schedule C attached hereto and as may be amended from time to time by written agreement of the Asset Manager and the Client (the “Fee Schedule”). The Fee Schedule shall be deemed to have been adopted and made a part of this Agreement as if fully rewritten herein. The Asset Manager will furnish invoices monthly, and all fees shall be payable from the Account not later than fifteen (15) days following Client’s receipt of such invoice. The Client authorizes the Asset Manager to take any other actions not prohibited by the Agreement, to the extent necessary, to pay the Asset Manager’s fees in accordance with the Fee Schedule.

(b) The Asset Manager will be responsible for all of its overhead costs. The Client shall pay or reimburse the Asset Manager for all reasonable and documented (i) Transaction Expenses, (ii) Account Expenses, and (iii) any other reasonable and documented fees and expenses related to the trading and investment activity of the Account as determined by the Asset Manager in good faith and using Good Industry Practices.

(c) In addition, the Client may incur an expense which forms part of a larger aggregate expense relating to a number of other managed accounts or pooled investment vehicles for which the Asset Manager or its affiliates provide services. If any such expenses are incurred for the account of any persons in addition to the Client, the Asset Manager will allocate the total expense among the Client and such other persons and will determine the portion reimbursable to the Client, if any, in a fair and reasonable manner.

6. Representations of the Asset Manager. The Asset Manager represents and warrants to the Client as follows:

(a) the Asset Manager has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;

(b) the Asset Manager has all other governmental authorizations, approvals, consents or filings required in connection with the execution, delivery or performance of this Agreement by the Asset Manager as of the Effective Date and will use Good Industry Practices to obtain all such other authorizations, approvals, consents or filings as may in the future become required in connection with the execution, delivery or performance of this Agreement by the Asset Manager, as determined in the sole discretion of the Asset Manager;

(c) this Agreement constitutes a binding obligation of the Asset Manager, enforceable against the Asset Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

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(d) the execution, delivery and performance of this Agreement do not and, to the knowledge of the Asset Manager, will not conflict with any obligation by which the Asset Manager is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Asset Manager or the Client or that would materially impede the Asset Manager’s ability to perform its obligations hereunder; and

(e) The Asset Manager has and will at all times maintain and enforce policies and procedures designed to ensure compliance with all applicable laws, rules, and regulations governing the Asset Manager’s activities contemplated by this Agreement, including, but not limited to, any duties imposed by law or regulation with respect to fiduciary responsibility and professional conduct as it relates to the obligations of the Asset Manager hereunder.

The foregoing representations and warranties shall be continuing during the Term, and if at any time during the Term any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Asset Manager shall promptly notify the Client of such event.

7. Representations of the Client. The Client represents and warrants to the Asset Manager as follows:

(a) the Client has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;

(b) the Client has the authority to appoint the Asset Manager to manage the assets held in the Account and has, by appropriate action, duly authorized the execution and implementation of this Agreement;

(c) this Agreement constitutes a binding obligation of the Client, enforceable against the Client in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d) the execution, delivery and performance of this Agreement do not and, to the knowledge of the Client, will not conflict with any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Asset Manager or the Client or that would materially impede the Client’s ability to perform its obligations hereunder;

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(e) except in either case to the extent the Client has notified the Asset Manager in writing: (i) the Account Assets belong to the Client free and clear of any liens or encumbrances, and (ii) the Client will not pledge or encumber any Account Assets;

(f) the Client is not an investment company (as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(g) the Client is experienced in engaging asset managers and is aware of the risks associated with such engagements in general, and that it understands the risks associated with the investments contemplated hereby, and the risk that the Account could suffer substantial diminution in value, including complete loss;

(h) the Client has reviewed all other materials and agreements provided by the Asset Manager relating to the Account and to the investments contemplated hereby, understands such materials and agreements and has had the opportunity to ask questions regarding such materials and agreements;

(i) the Client is an “accredited investor” as that term is or may in the future be defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”);

(j) the Client is a “United States person” as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended;

(k) the Client is a “qualified institutional buyer” as defined in paragraph (a) of Rule 144A promulgated under the Securities Act;

(l) the Account Assets held in the Account are not assets: of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Security Act of 1974, as amended (“ERISA”); a “plan” as defined in and subject to Section 4975 of the Code; a government plan, foreign plan, or church plan subject to laws similar to ERISA or Section 4975 of the Code; or an entity that holds “plan assets” as defined in Section 3(42) of ERISA;

(m) the Client represents and warrants that (i) the monies being used by it fund the Account and the Account Assets held in the Account as of the Effective Date are not (A) derived from or related to any illegal activities, including but not limited to money laundering activities, or (B) derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a U.S. embargo enforced by the U.S. Treasury Department’s Office of Foreign Assets Control and (ii) the opening, operation and maintenance of the Account does not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including anti-money laundering laws;

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(n) neither the Client, nor any person controlling, controlled by, or under common control with it, nor any shareholder or other person having a beneficial interest in the Client is a Prohibited Investor,1 and Account Assets are not being invested on behalf, or for the benefit, of any Prohibited Investor. Neither the Client nor any director, officer, partner, member, affiliate, nor, if the Client is an unlisted company, any shareholder or beneficial owner of the Client, is a Senior Foreign Political Figure,2 any member of a Senior Foreign Political Figure’s Immediate Family3 or any Close Associate4 of a Senior Foreign Political Figure unless the Client has notified Asset Manager of such fact. The Client is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.5 No Account Assets originate from, nor were they routed through, an account maintained at a Foreign Shell Bank,6 an offshore bank, a bank organized or chartered under the laws of a jurisdiction that has been designated by FATF as non-cooperative with international anti-money laundering principles or a financial institution subject to special measures under Section 311 of the USA PATRIOT Act. If the Client or any person controlling, controlled by, or under common control with the Client is organized under the laws of a country other than the United States to engage in the business of banking, the Client or such person, as the case may be, either: (i) has a Physical Presence7 in a country in which the Client (or such person) is authorized to conduct banking activities, at which address the Client (or such person): (a) employs one or more persons on a full-time basis, (b) maintains operating records relating to its banking business, and (c) is subject to inspection by the banking authority from which it obtained its banking license; or (ii) is affiliated with a financial institution that maintains a Physical Presence in the United States or another country and is subject to supervision by a banking authority regulating such affiliated financial institution; and

1 “Prohibited Investors” include: (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons maintained by Office of Foreign Assets Control (“OFAC”) or prohibited under OFAC country sanctions, or any blocked persons list maintained by a governmental or regulatory body as may become applicable to the Trustee or Fund, (2) any Foreign Shell Bank, (as defined below), and (3) any person or entity resident in or whose funds are transferred from or through an account in a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as Financial Action Task Force (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gafi.org for FATF’s list of Non-Cooperative Countries and Territories.

2 “Senior Foreign Political Figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure. Senior executives are individuals with substantial authority over policy, operations, or the use of government-owned resources.

3 “Immediate Family” with respect to a Senior Foreign Political Figure, typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 “Close Associate” means, with respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the Senior Foreign Political Figure.

5 Notice of jurisdictions that have been designated by the Treasury Department as a primary money laundering concern under Section 311 are published in the Federal Register and on the website of the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) at https://www.fincen.gov/resources/statutes-and-regulations/311-special-measures. FinCEN also issues advisories regarding jurisdictions that it deems to be deficient in their counter-money laundering regimes. Such advisories are posted at https://www.fincen.gov/resources/advisoriesbulletinsfact-sheets/advisories.

6 “Foreign Shell Bank” means a Foreign Bank without a Physical Presence (each as defined below) in any country but does not include a Regulated Affiliate (as defined below). “Regulated Affiliate” means a Foreign Shell Bank that: (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country, as applicable; and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank. “Foreign Bank” means an organization that (i) is organized under the laws of a country outside the United States; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

7 “Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a county in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (i) employs one or more individuals on a full-time basis; (ii) maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

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(o) the Client understands, acknowledges, represents and agrees that (i) it is the Asset Manager’s policy to comply with anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies to which it is or may become subject (collectively “Requirements”) and to interpret them broadly in favor of disclosure, (ii) the Asset Manager could be requested or required to obtain certain assurances from the Client, disclose information pertaining to it to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future, (iii) the Client will provide additional information or take such other actions as may be necessary or reasonably advisable for the Asset Manager to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise, and (iv) the Asset Manager and its agents may disclose to relevant third parties information pertaining to the Client to the extent necessary to comply with Requirements or information requests related thereto.

(p) The Client represents that it has in place, and has uniformly applied, anti-money laundering policies and procedures reasonably designed to comply with anti-money laundering and “know-your-customer” laws and obligations applicable to the Client, including without limitation to verify the identity of any person controlling, controlled by, or under common control with it, its shareholders and other persons having a beneficial interest in the Client and their respective sources of funds.

The foregoing representations and warranties shall be continuing during the Term, and if at any time during the Term any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Client shall promptly notify the Asset Manager of such event.

8. Client Acknowledgements.

(a) Cooperation. The Client acknowledges that the information provided by the Client on any Account opening forms, including without limitation, information pertaining to the Client’s legal or tax status, address or other contact information and Investment Guidelines set forth in Schedule B will be relied upon by the Asset Manager, and the Client agrees that if any such information shall hereafter change or become inaccurate, the Client shall notify the Asset Manager in writing of such change or inaccuracy as soon as reasonably practicable. The Client shall cooperate with the Asset Manager in the performance of its services under this Agreement and, upon the Asset Manager’s reasonable request, shall provide the Asset Manager with timely access to and use of personnel, facilities, equipment, data and information to the extent necessary for the Asset Manager to perform its services under this Agreement.

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(b) Risk Factors; Conflicts of Interest; Non-Exclusive Management. The Client acknowledges that it has read, carefully considered and understood the risk factors set forth in the Asset Manager’s Form ADV Part 2A Brochure (which can be accessed at: https://adviserinfo.sec.gov/) and hereby acknowledges and consents to the conflicts of interest described therein. The Asset Manager shall devote such part of its time as the Asset Manager determines is reasonably needed for the services contemplated under this Agreement; provided, however, that this Agreement shall not prevent the Asset Manager from rendering similar services to other persons, trusts, corporations or other entities. Nothing in this Agreement shall limit or restrict the Asset Manager or any of its officers, affiliates or employees from, as permitted by law, buying, selling or trading in any asset for its own or their own accounts. The Client acknowledges that the Asset Manager and its officers, affiliates and employees, and the Asset Manager’s other clients may as permitted by law at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Account. As permitted by law the Asset Manager shall have no obligation to acquire for the Account a position in any investment which the Asset Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client. The Client acknowledges that the Asset Manager is not a financial planner. Nothing contained herein or provided hereby shall be construed as legal, tax or accounting advice by the Asset Manager.

(c) Order Aggregation and Allocation. The Client acknowledges and agrees that the Asset Manager manages other portfolios, including some that may use investment strategies substantially similar to those of the Account, and expects that purchases or sales of the same assets will be made on behalf of the Account and the other portfolios managed by the Asset Manager. The Asset Manager may, but is not obligated to, aggregate orders for the purchase or sale of assets on behalf of the Account with orders on behalf of other portfolios the Asset Manager manages. The Client acknowledges that, while the Asset Manager will seek to allocate the opportunity to purchase or sell such assets among the Account and such other portfolios in a manner it deems equitable over time, the Asset Manager shall not be required to assure equality of treatment among all of its clients.

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(d) Brokerage Practices. The investment and reinvestment of the assets in the Account in accordance with the Asset Manager’s authority set forth in Section 2 above shall be carried out by the Asset Manager’s placement of orders with brokers or other dealers to cause the sale or purchase or other disposition of allowable assets in accordance with the Investment Guidelines set forth in Schedule B. The Client acknowledges and agrees that the Asset Manager shall have sole discretion to select brokers or dealers to effect the purchase and sale of assets and to execute and deliver brokerage and customer agreements with any such broker or dealer in the name and on behalf of the Client, which brokers or dealers may be Asset Manager Affiliates. The Asset Manager shall designate the broker or brokers through which transactions for the Account are executed at such prices and commissions that, in the Asset Manager’s good faith and reasonable judgment, will be in the best interest of the Account. The Asset Manager shall have authority to and may consider such factors as price, transaction costs, a broker’s or dealer’s ability to effect the transactions, access to securities, reliability and financial responsibility, commitment of capital, and the provision or payment by the broker of the costs of research and research-related services which are of benefit to the Asset Manager or its clients, as well as other factors that the Asset Manager deems appropriate to consider under the circumstances. Accordingly, when the Asset Manager places orders for the purchase or sale of an asset for the Account, in selecting brokers or dealers to execute such orders, the Client expressly authorizes the Asset Manager to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Account directly or indirectly. Without limiting the generality of the foregoing, the Asset Manager is authorized to cause the Account to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Account or who otherwise provide brokerage and research services utilized by the Asset Manager; provided that the Asset Manager determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Asset Manager’s overall responsibilities with respect to accounts as to which the Asset Manager exercises investment discretion.

(e) Controversies with Brokers. In the event of a controversy with any broker or other dealer with regard to any transaction, the Asset Manager shall advise the Client of such controversy and the circumstances thereof and thereafter the Asset Manager shall act in accordance with any written instructions of the Client to the extent consistent with this Agreement. The Client shall, as shall be agreed upon by them, determine whether any proceedings or other actions shall be instituted with respect to such controversy; provided, however, that nothing herein shall be deemed to prohibit the Asset Manager from taking any action which it shall, under the circumstances then prevailing, reasonably determine to be necessary or desirable to protect the interests of the Account or otherwise to carry out its investment duties and responsibilities.

(f) Legal Proceedings. Unless otherwise agreed in writing by the Asset Manager, the Asset Manager shall have no obligations to take any action on behalf of the Client in any legal proceedings, including bankruptcies or class actions, involving any securities held, or formerly held, in the Account or issuers of such securities. At the Client’s request, the Asset Manager will endeavor to assist with administrative matters in respect of any settlement or judgment.

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(g) Advisers Act Compliance.

(i) Agency Cross Transactions. Consistent with applicable law, Client hereby authorizes the Asset Manager to enter into “agency cross transactions” effected by an Asset Manager Affiliate acting as broker for both the Account and for the party on the other side of the transaction, in accordance with the Advisers Act and any other applicable law and subject to compliance with the Asset Manager’s applicable conflicts policies and procedures, as consistently applied, provided, that the Asset Manager has undertaken reasonable and good faith diligence efforts designed to ensure that such transactions are executed on terms no less favorable to the Client than would be otherwise obtainable in an arm’s length transaction in the open market. The Client understands and agrees that the Asset Manager or such Asset Manager Affiliate may receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such agency cross transactions. This consent, as to agency cross transactions effected on behalf of the Client, may be revoked at any time by written notice from the Client to the Asset Manager.

(ii) Transactions with Affiliates. The Client acknowledges and agrees that the Asset Manager may cause the Account to enter into transactions and other arrangements with the Asset Manager, Asset Manager Affiliates or other investment funds or managed accounts managed by the Asset Manager or the Asset Manager Affiliates that, to the extent that they involve securities, may be viewed as principal transactions (i.e., transactions between the Account and an Asset Manager Affiliate acting for its own account) under the Advisers Act. In connection with such transactions involving securities, the Asset Manager will obtain any necessary approvals or otherwise comply with the requirements of Section 206(3) or any other applicable provision of the Advisers Act. Client acknowledges and agrees that, unless otherwise determined by the Asset Manager in its sole discretion, any transactions (including spot ETH transactions, staking and restaking arrangements) with Asset Manager Affiliates shall not be considered principal transactions subject to such pre-clearance requirements. Client further acknowledges and agrees that it is the intent of the parties as of the Effective Date that the Asset Manager will, subject in all cases to compliance with the regulatory and fiduciary responsibilities of the Asset Manager, direct up to one hundred percent (100%) of the transactions in ETH to Asset Manager Affiliates, and the Client hereby expressly consents to such transactions to the fullest extent permissible under applicable law.

(h) Procedure for Account Withdrawals. The Client hereby agrees to notify the Asset Manager at least ten (10) business day prior to any withdrawals from the Account. The Client acknowledges and agrees that withdrawals will be funded first by accessing free cash balances and money market instruments; funds derived from the liquidation of all other assets will be deliverable upon final settlement of the trade(s) funding the withdrawal. Withdrawals will not affect: (a) the validity of any actions the Asset Manager has previously taken, or (b) the Client’s liabilities or obligations for transactions started before withdrawal. Notwithstanding the foregoing, however, the Client understands and agrees that certain types of investments may only be liquidated at certain (sometimes infrequent) times and reasonable extensions to such ten (10) business day notice period shall be permitted by the Client in good faith to account for bona fide technical or business requirements. Client’s ability to withdraw assets from the Account is subject to any liquidity restrictions or withdrawal and unstaking times applicable to a particular investment and compliance with any internal corporate procedures and policies applicable to it.

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(i) Commitment of Assets. Client represents, warrants and covenants to the Asset Manager that for the duration of the Term, not less than fifty percent (50%) of Client’s and its affiliates Available Assets shall be Account Assets managed by the Asset Manager pursuant to this Agreement. As used in the foregoing sentence, “Available Assets” means, collectively, the Client’s ETH or other digital assets, or cash proceeds of any capital raise transactions effected by the Company for the purpose of purchasing or acquiring ETH or other digital assets.

9. Client Records, Reports and Transparency. The Asset Manager shall maintain the books and records pertaining to the management and oversight of the Client Assets throughout the Term and for a period of five (5) years after the end of the year in which this Agreement terminates. Such books and records shall be made available for inspection at any time by the Client reasonably requested and upon Client’s expense, upon no less than three (3) business days’ prior written notice.

At least once every calendar quarter during the Term, Asset Manager shall provide Client with reports that set forth:

(a) the underlying holdings and performance of the Account, which shall include (i) information on the yield generated from staking or restaking Account Assets and (ii) a calculation of the Account’s annualized Annual Percentage Yield or “APY”; and

(b) the management fees, Transaction Expenses, and Account Expenses owed by Client or deducted from the Account during the relevant reporting period in accordance with Section 5 (which, for the avoidance of doubt, shall be calculated in accordance with the Asset Manager’s obligation to employ Good Industry Practices in relation thereto).

10. Liability.

(a) Except in the cases of willful misconduct, gross negligence, fraud, material breach of this Agreement (each, a “Disqualifying Action”), none of the Asset Manager, its affiliates or their respective officers, directors and employees (collectively, the “Covered Persons”) shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any claims, liabilities, losses, damages, penalties, obligations or expenses of any kind whatsoever, including reasonable and documented attorneys’ fees and court costs (“Losses”) suffered by the Client as the result of any act or omission by the Asset Manager in connection with, arising out of or relating to the performance of its services hereunder. The Client further agrees that no Covered Person shall be liable for any Losses caused, directly or indirectly, by any act or omission of the Client or any act or omission by the Custodian, any broker-dealer to which the Asset Manager or the Client directs transactions for the Account, any third party service provider selected by the Asset Manager with reasonable care to act on behalf of the Client, or by any other non-party, unless such acts, omissions or other conduct is at the direction of the Asset Manager and the Asset Manager’s direction constitutes a Disqualifying Action. Without limiting anything in this Section 10(a), in no case shall any Covered Persons be liable for any Losses caused, directly or indirectly, by the error, negligence or misconduct of a Custodian, broker, broker-dealer, exchange, staking validator or other online platform or service (however described) (collectively, “Platform”), the bankruptcy, insolvency, receivership, administrative or similar proceeding involving a Platform, a pause in or suspension of withdrawals from a Platform (however described and for whatever reason), the hack of a Platform, or by any other cause that does not constitute a Covered Person’s Disqualifying Action.

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(b) The Asset Manager and any person acting on its behalf shall be entitled to rely in good faith upon information, opinions, reports or statements of legal counsel (as to matters of law) and accountants (as to matters of accounting or tax) and, accordingly, such good faith reliance by a person shall not constitute a Disqualifying Action so long as such counsel or accountant is qualified and was selected and consulted with due care. Except with respect to damages arising out of a Party’s willful misconduct or fraud, under no circumstances shall the Asset Manager or any Covered Person, or the Client, be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.

(c) The Client agrees to indemnify and hold harmless each of the Covered Persons, against any Losses suffered or incurred by reason of, relating to, based upon, arising from or in connection with (directly or indirectly) (i) the operations, business or affairs of the Client, or any Losses arising as a result of any operational errors committed by or erroneous instructions provided by the Client, (ii) a Disqualifying Action by the Client, or (iii) the Client’s breach of this Agreement, in each case except to the extent that such Losses are determined by a court of competent jurisdiction, upon entry of a final judgment, to be attributable to a Disqualifying Action of such Covered Person.

(d) To the fullest extent permitted by law, the Client shall, upon the request of any Covered Person, advance or promptly reimburse such Covered Person’s out-of-pocket costs of investigation (whether internal or external), litigation or appeal, including attorneys’ reasonable and documented fees and disbursements, reasonably incurred in responding to, litigating or endeavoring to settle any claim, action, suit, investigation or proceeding, whether or not pending or threatened, and whether or not any Covered Person is a party, arising out of or in connection with or relating to the operations, business or affairs of the or in furtherance of the interests of the Client (a “Claim”); provided that the affected Covered Person shall, as a condition of such Covered Person’s right to receive such advances and reimbursements, undertake in writing to promptly repay the applicable funds for all such advancements or reimbursements if a final judgment of a court of competent jurisdiction has determined that such Covered Person is not then entitled to indemnification under this Section 10. If any Covered Person recovers any amounts in respect of any Claims from insurance coverage or any third-party source, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Client for any amounts previously paid to it by the Client in respect of such Claims.

(e) Promptly after receipt by a Covered Person of notice of any Claim or of the commencement of any action or proceeding involving a Claim, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Client, give written notice to the Client of the receipt of such Claim or the commencement of such action or proceeding; provided, that the failure of any Covered Person to give notice as provided herein shall not relieve the Client of its obligations hereunder, except to the extent that the Client is actually prejudiced by such failure to give notice.

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(f) Each Covered Person shall cooperate with the Client and its counsel in responding to, defending and endeavoring to settle any proceedings or Losses that may be subject to indemnification by the Client pursuant to this Section 10. Without limiting the generality of the immediately preceding sentence, if any proceeding is commenced against a Covered Person, the Client shall be entitled to participate in and to assume the defense thereof to the extent that the Client may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Client to such Covered Person of the Client’s election to assume the defense thereof, the Client shall not be liable for expenses subsequently incurred by such Covered Person without the consent of the Client (which shall not be unreasonably withheld) in connection with the defense thereof. Without the Covered Person’s consent, the Client will not consent to entry of any judgment in or enter into any settlement of any such action or proceeding which does not include as an unconditional term thereof the giving by every claimant or plaintiff to such Covered Person of a release from all liability in respect of such claim or litigation.

(g) The right of any Covered Person to indemnification as provided herein shall be cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.

(h) The federal laws may impose liabilities under certain circumstances on persons who act in good faith; therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any applicable federal law.

11. Confidentiality. The Asset Manager shall regard as confidential all information concerning the affairs of the Client, but shall be permitted to disclose the Client’s confidential information to (a) the Covered Persons and their respective service providers, in each case, that have a bona fide need to know such confidential information, (b) third parties regarding the fact that the Asset Manager is performing investment management activities on the Client’s behalf, which specifically includes the Asset Manager’s inclusion of references to the Client in written marketing materials distributed by the Asset Manager to prospective investment management clients, (c) third parties regarding information regarding Account holdings and performance (without reference to the Client’s name) in connection with the establishment of a track record of the Asset Manager and (d) as otherwise required by any regulatory authority, law or regulation, or by legal process. The Client acknowledges that it may receive or have access to confidential proprietary information of the Asset Manager which is proprietary in nature and non-public, including, without limitation, information regarding the Asset Manager’s investment methodologies, systems and forms, trade secrets and the like (collectively, “Confidential Information”). The Client agrees not to disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Account and except as otherwise required by any regulatory authority, law or regulation, or by legal process; provided, however, that the Client shall provide the Asset Manager with prior notice of any such disclosure and the circumstances surrounding such request so that the Asset Manager may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy by the disclosing party, the Client, in the written opinion of legal counsel satisfactory to the Asset Manager, is nonetheless legally compelled to disclose Confidential Information or else stand liable for contempt or suffer other censure or penalty, the Client may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the receiving party is legally required to be disclosed, provided that the receiving party exercise its best efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Asset Manager to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

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12. Term and Survival.

(a) This Agreement shall be effective on the Effective Date and will, unless early terminated in accordance with the provisions of this Section 12, continue in effect until the third (3rd) anniversary of the Effective Date and, unless a Party elects to not continue the effectiveness of this Agreement as provided in Section 12(b), shall thereafter continue for successive one-year renewal periods upon the mutual agreement of the Asset Manager and the Client (each, a “Renewal Period”, and the period during which this Agreement is in effect, the “Term”). Notwithstanding anything to the contrary set forth herein, the rights and obligations of the Parties hereunder are not effective until the Effective Date.

(b) This Agreement may be terminated at any time for Cause by the Client or Asset Manager upon at least thirty (30) days prior written notice to the other Party. In addition, at any time after the date that is three years after the Effective Date, this Agreement may be terminated at any time by the Client, by providing 90 days’ written notice to the Asset Manager.

(c) For the purposes hereof, the term “Cause” means (i) with respect to the Asset Manager, (A)(I) fraud, (II) material breach of its obligations under this Agreement, or (III) any action or omission constituting gross negligence in performing its obligations under this Agreement; provided, that the Asset Manager shall have a cure period of thirty (30) days following notice of an occurrence of (I) or (II) if such breach, action or omission, as applicable is curable), (B) an Act of Insolvency occurring with respect to the Asset Manager; provided that an Act of Insolvency shall not be deemed to occur if the Asset Manager assigns its obligations under this Agreement to an affiliate that is not subject to an Act of Insolvency, and (C) is dissolved; provided that such dissolution shall not be deemed to occur if the Asset Manager assigns its obligations under this Agreement to an affiliate that is not subject to dissolution; and (ii) with respect to the Client (A) a material breach by the Client of its obligations under this Agreement (provided, that the Client shall have a cure period of thirty (30) days following notice of breach in the case of any such breach that is susceptible of cure) or (B) it becomes unlawful under any applicable law (as determined by the Asset Manager in its sole discretion) for the Asset Manager to perform its obligations under the Agreement, in which case the Asset Manager may immediately suspend its performance of all obligations under this Agreement and may terminate this Agreement with 3 days prior written notice.

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(d) For the purposes hereof, “Act of Insolvency” means the Asset Manager (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (iii) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (iv) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; or (v) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter.

(e) In the event that this Agreement is terminated pursuant to Section 12(b) for Cause by the Asset Manager or pursuant to Section 14(i), the Asset Manager shall be entitled to any and all damages and legal remedies arising from or in connection therewith.

(f) Termination shall not affect liabilities or obligations incurred or arising from transactions initiated under this Agreement prior to such termination, including the provisions regarding arbitration, which shall survive any expiration or termination of this Agreement. Upon termination, it is the Client’s responsibility to monitor the Account Assets and it is understood and acknowledged that the Asset Manager will have no further obligation to act or advise with respect to those Account Assets.

13. Electronic Delivery. The Client hereby agrees and provides its consent to have the Asset Manager electronically deliver Account Communications. “Account Communications” means all current and future account statements; privacy statements; audited financial information, if applicable; this Agreement (including all supplements and amendments hereto); the Asset Manager’s Privacy Notice and updates thereto; notices and other information, documents, data and records regarding the Account Assets. Electronic communications include e-mail delivery as well as electronically making available to the Client Account Communications on the Asset Manager’s Internet site, if applicable. By signing this Agreement, the Client consents to electronic delivery as described in the preceding three sentences. It is the Client’s affirmative obligation to notify the Asset Manager in writing if the Client’s email address changes. The Client may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Asset Manager, in writing, of the Client’s intention to do so. Neither the Asset Manager nor its affiliates will be liable for any interception of Account Communications. The Client should note that no additional charge for electronic delivery will be assessed, but the Client may incur charges from its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

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14. General Provisions.

(a) Assignment. This Agreement shall be binding upon and inure to the benefit of the Client, the Asset Manager and their respective successors and permitted assigns. No Party to this Agreement may assign (as that term is defined and interpreted under the Advisers Act) all or any portion of its rights, obligations or liabilities under this Agreement without the consent of the other Party to this Agreement.

(b) Independent Contractor. Nothing contained herein shall create or constitute the Asset Manager and the Client as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other such entity.

(c) Third Party Beneficiaries. This Agreement is not intended to and does not convey any rights to persons not a Party to this Agreement, except that a Covered Person may in its own right enforce Section 10 of this Agreement.

(d) Entire Agreement. This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them regarding such subject matter.

(e) Amendments. Except to the extent otherwise expressly provided herein, this Agreement may not be amended except in a writing signed by the Parties hereto.

(f) Waivers. Each Party may by written consent waive, either prospectively or retrospectively and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver of any such right constitute any further waiver of such or any other right hereunder. No waiver of any right by any Party hereto shall be construed as a waiver of the same or any other right at any other time.

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(g) Notices. Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the Party giving the notice and shall be mailed by first class mail or sent by courier or by email (including email with an attached PDF) or other electronic transmission with confirmation of transmission to the other Party at the address set forth below or to such other address as a Party may from time to time specify to the other Party by such notice hereunder.

If to the Asset Manager:

Galaxy Digital Capital Management LP

300 Vesey Street, 13th Floor

New York, NY 10282

Email: GAMClientService@galaxy.com

If to the Client:

FG Nexus LLC

6408 Bannington Rd.

Charlotte, NC 28226

Attn: Chief Executive Officer

Any such communications, notices, instructions or disclosures shall be deemed duly given when deposited by first class mail address as provided above, when delivered to such address by courier or when sent by email (including email with an attached PDF) or other electronic transmission (with the receipt confirmed).

(h) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of law.

(i) Arbitration. Notwithstanding anything herein to the contrary, including the Parties’ submission to jurisdiction of the courts of the State of New York pursuant to Section 14(j) below, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the New York offices of the Judicial Arbitration and Mediation Service Inc. or its successor (“JAMS”) before three (3) qualified arbitrators, one (1) selected by each Party and one (1) selected by both Parties. The arbitration shall be administered by JAMS under its Comprehensive Arbitration Rules and Procedures (the “Rules”) in accordance with the expedited procedures in those Rules. Judgment on the arbitration award may be entered in any state or federal court sitting in New York, New York or in any other applicable court. This Section 14(i) shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Any arbitration arising out of or related to this Agreement shall be conducted in accordance with the expedited procedures set forth in the Rules as those Rules exist on the effective date of this Agreement. The Parties agree that they will give conclusive effect to the arbitrators’ determination and award and that judgment thereon may be entered in any court having jurisdiction. The arbitrators may issue awards for all damages and legal remedies arising from or in connection with such default including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost profits and business in the future. Notwithstanding the foregoing, either Party may, without inconsistency with this arbitration provision, apply to any state or federal court sitting in New York, New York and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitration will be conducted in the English language. The arbitrators shall decide the dispute in accordance with the law of New York. The arbitration provisions contained herein are self-executing and will remain in full force and effect after expiration or termination of this Agreement. The costs and expenses of the arbitration shall be funded fifty percent (50%) by the claimant and the remaining fifty percent (50%) shall be split equally among the respondent(s). All Parties shall bear their own attorneys’ fees during the arbitration. The prevailing Party on substantially all of its claims shall be repaid all of such costs and expenses by the non-prevailing Party within ten (10) days after receiving notice of the arbitrator’s decision.

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(j) Submission to Jurisdiction; Consent to Service of Process. Subject to Section 14(i) above, the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of and consent to service of process and venue in the state and federal courts in the County of New York, State of New York in any dispute, claim, controversy, action, suit or proceeding between the Parties arising out of this Agreement which are permitted to be filed or determined in such court. Subject to Section 14(i) above, the Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Parties agree that process may be served in any action, suit or proceeding by mailing copies thereof by registered or certified mail (or its equivalent) postage prepaid, to the Party’s address set forth in Section 14(g) of this Agreement or to such other address to which the Party shall have given written notice to the other Party. The Parties agree that such service shall be deemed in every respect effective service of process upon such Party in any such action, suit or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Party. Nothing in this Section 14(j) shall affect the right of the Parties to serve process in any manner permitted by law.

(k) Force Majeure. No Party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays or defects arise out of causes beyond the control and without the fault or negligence of the offending Party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, pandemics, quarantine restrictions and freight embargoes.

(l) Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

(m) Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

(n) Counterparts; Electronic Signature and Delivery. This Agreement may be executed in counterparts, including counterparts sent via PDF other electronic transmission, each of which, when taken together shall constitute one and the same instrument. This Agreement may also be executed and delivered by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the Effective Date.

Galaxy Digital Capital Management LP

By:	Galaxy Digital Capital Management GP LLC, its general partner

By:	/s/ William Burt
Name:	William Burt
Title:	Authorized Person

FG Nexus LLC

By:	/s/ D. Kyle Cerminara
Name:	D. Kyle Cerminara
Title:	Authorized Person

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SCHEDULE A

[***]

A-1

SCHEDULE B

[***]

B-1

SCHEDULE C

[***]

C-1

SCHEDULE D

[***]

D-1